QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.1

THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND, UNTIL AUGUST 14, 2002 MAY NOT BE NEGOTIATED, OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT WITH THE PRIOR WRITTEN CONSENT OF METRO INTERNATIONAL S.A.

Metro International S.A.
6.25% Convertible Notes due 2007

No. 1	Principal Amount $20,000,000

        Metro International S.A., a société anonyme organized under the laws of the Grand-Duchy of Luxembourg, incorporated for an unlimited duration on December 29, 1999, published in the Mémorial, Recueil des Sociétés et Associations number 261 of April 6, 2000, having a share capital of $32,814,939.40 divided into 55,823,671 Class A voting shares and 53,559,460 Class B non-voting shares, each without a par value, promises to pay to Modern Times Group MTG AB (publ) or its assigns the principal sum of $20,000,000, on May 14, 2007 (if such day is not a business day, on the next succeeding business day).

        Interest Payment Dates:        May 14 and November 14

        Unless previously purchased, converted or redeemed as herein provided, the Notes will be redeemed at their principal amount on the Final Maturity Date. The Notes may not be redeemed at the option of the Issuer other than under Section 7(b) as set forth on the reverse hereof.

        Reference is hereby made to the further provisions of this Note as set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

METRO INTERNATIONAL S.A.
By:	/s/ PELLE TÖRNBERG
	Name:	Pelle Törnberg
	Title:	CEO

[REVERSE OF CONVERTIBLE NOTE]

1      Form and Denomination

        The Notes are issued in registered form in the denomination of $20,000,000. The Notes may be converted in accordance with Section 6 in denominations of $1,000 or integral multiples thereof ("authorized denominations").

2      Title

        Title to the Notes will pass by entry in the Noteholders Register. In relation to any Note, "Noteholder" and "holder" means the person or entity registered in the Noteholder Register. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of it) and no person will be liable for so treating the holder.

3      Status

(a) Status

        The Notes constitute direct and unsecured obligations of the Issuer, subordinated in accordance with Section 3(b) and (subject as aforesaid) rank and will rank pari passu, without any preference among themselves, and, save for statutorily preferred exceptions, with all other outstanding unsecured and subordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

(b) Subordination

        If any order of a court of competent jurisdiction is made or any effective resolution is passed for the winding-up, dissolution, bankruptcy or similar action of the Issuer, the Issuer shall make payment in respect of the Notes only to the extent of such amounts as would have been payable if the holders of the outstanding Notes had, on the day immediately preceding the date of commencement of the winding-up, dissolution, bankruptcy or similar action, become holders of securities of or claims against the Company of a type having a right to receive (pari passu with the holders of any other class or classes of securities or claims which, following the issue of the Notes, may be issued by or outstanding against the Issuer, subordinated on a similar basis) in such action (in priority to the holders of all other classes of securities or claims of the Issuer, issued, outstanding or to be issued or outstanding) an amount equal to the principal and/or unpaid interest expressed to be payable in respect of the Notes up to but excluding the date upon which the holders thereof are treated as having become holders of securities of or claims against the Issuer as aforesaid.

4      Definitions

Agent	Means the Issuer, acting in its capacity as conversion agent for the Notes, or any entity appointed by the Issuer to serve in such capacity.
Associate
Means in relation to any person (i) a nominee of that person; (ii) a holding company, subsidiary or fellow subsidiary of that person or a nominee of such holding company, subsidiary or fellow subsidiary; (iii) a body corporate in which the offeror is substantially interested; or (iv) any person who is, or is a nominee of, a party to an agreement with that person for the acquisition of, or of an interest in, the shares which are the subject of the offer, being an agreement which includes provisions imposing obligations or restrictions on any one or more of the parties to it with respect to their use, retention or disposal of their interests in that company's shares acquired in pursuance of the agreement (whether or not together with any other of their interests in the company's shares to which the agreement relates) and for the purposes of sub-paragraph (iii) above an offeror has a substantial interest in a body corporate if that body or its directors are accustomed to act in accordance with its directions or instructions or it is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.
Auditors
Means the auditors for the time being of the Issuer or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to these Notes, such other firm of accountants of international repute as the Issuer may select.
B Shares
Means B Shares without par value in the capital of the Issuer. B Shares do not have voting rights, except when the rights and privileges attaching to the B Shares are to be altered, in which case each B Share confers on the holder one vote at general meetings of the Issuer.
business day	Means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in Stockholm and Luxembourg.
Closing Date	Means May 14, 2002.
Control
Means, in relation to any person at any time, the power (whether directly or indirectly or acting in conjunction with any other person or otherwise and whether by the ownership of share capital, the possession of voting power, contract or otherwise) to appoint the majority of the members of the governing body or management, or otherwise to control the affairs and policies, of that person (and "controlled" shall be construed accordingly).

Current Market Price
Means, in respect of a B Share, at a particular date, the average of the closing price published by the Stockholm Exchange for such Share for each of the 10 consecutive dealing days ending on the dealing day immediately preceding such date, provided that if at any time during the said 10 day period either of the Shares shall have been quoted ex-dividend and during some other part of that period such Shares shall have been quoted cum- dividend then:
(a)
if such Shares to be issued do not rank for the dividend in question, the quotations on the dates on which such Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per such Share; or
(b)
if such Shares to be issued do rank for the dividend in question, the quotations on the dates on which such Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the amount of that dividend per such Share, and provided further that if such Shares on each of the said 10 dealing days have been quoted cum-dividend in respect of a dividend which has been declared or announced but such Shares to be issued or delivered do not rank for that dividend the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per such Share.
dealing day
Means a day on which the Stockholm Exchange is open for business and Shares may be dealt in, but does not include a day on which a closing price for the Shares is not published by the Stockholm Exchange.
Dollars	Means the lawful currency of the United States of America.
equity share capital	Means the issued share capital of the Issuer except that which does not carry any right to participate beyond a specified amount in a distribution of dividends or capital.
Event of Default	has the meaning provided in Section 10.
Final Maturity Date	Means May 14, 2007, unless such day is not a business day, in which case the Final Maturity Date shall be the next succeeding business day.

Principal Subsidiary	Means at any time a Subsidiary of the Issuer:
(a)
whose total assets or net profits before tax or earnings before interest, tax, depreciation and amortization (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated balance sheet of the Issuer and its Subsidiaries relate, are equal to) 20 per cent. or more of the consolidated total assets or consolidated net profits before tax or earnings before interest, tax, depreciation and amortization of the Issuer and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated financial statements of the Issuer and its Subsidiaries, provided that:
(i)
in the case of a Subsidiary acquired after the end of the financial period to which the then latest relevant audited consolidated financial statements relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until a consolidated balance sheet for the financial period in which the acquisition is made has been prepared and audited as aforesaid, be deemed to be a reference to such first- mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest relevant audited financial statements, adjusted as deemed appropriate by the Auditors; and
(ii)
if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated balance sheet is prepared and audited, the consolidated total assets or consolidated net profits before tax or earnings before interest, tax, depreciation and amortization of such Subsidiary and its Subsidiaries shall be determined on the basis of pro forma consolidated financial statements of such Subsidiary and its Subsidiaries prepared for this purpose by the Auditors; and
(iii)
if a Subsidiary does not prepare audited financial statements then the above calculations shall be determined by reference to the unaudited financial statements (or, as the case may be, unaudited consolidated financial statements) of such Subsidiary adjusted as deemed appropriate by the Auditors and if a Subsidiary does not prepare financial statements the above calculation shall be determined by reference to such financial statements (or, as the case may be, consolidated financial statements) prepared for this purpose by the Auditors; or

(b)
to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith become a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated balance sheet of the Issuer and its Subsidiaries for the financial period current at the date of such transfer has been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated balance sheet has been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b).

For the purposes of the definition of Principal Subsidiary, if there shall at any time not be a relevant consolidated balance sheet of the Issuer and its Subsidiaries, references thereto herein shall be deemed to refer to a consolidation by the Auditors of the relevant balance sheets of the Issuer and its Subsidiaries.

A report by the Auditors that in their opinion a Subsidiary of the Issuer is or is not or was or was not any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.
Securities	Includes, without limitation, shares in the share capital of the Issuer.
Shares	Means the B Shares.
Stockholm Exchange	Means the O-list of Stockholmsbörsen AB.
Subsidiary
Means, in relation to any person (the "relevant person") at any time, any other person (whether or not now existing) (i) which is directly or indirectly controlled, or more than 50 per cent. of whose issued equity share capital (or equivalent) or voting rights (but excluding voting rights exercisable only by reason of, or upon the happening of, a contingency) are then held or beneficially owned, by the relevant person and/or any one or more of the relevant person's Subsidiaries or (ii) which is or, in accordance with International Accounting Standards would be required to be, consolidated in the preparation of the financial statements of the relevant person (and "Subsidiaries" shall be construed accordingly).
Valuation Agent	Means a firm of accountants (which may be the Auditors) or an independent investment bank of international repute, selected by the Issuer and acting as an expert.

References to any issue or offer to holders of Shares "as a class" or "by way of rights" shall be taken to be references to an issue or offer to all or substantially all of such holders other than holders to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer.

5      Interest

(a) Interest Rate

          Interest on the Notes will accrue at the rate of 6.25% per year and will be paid semi-annually in arrears on May 14 and November 14 of each year (each, an "Interest Payment Date"), beginning on November 14, 2002.

          Interest on the Notes will accrue from the Closing Date or, if interest has already been paid, from the most recent Interest Payment Date. Interest on the Notes will be calculated on the basis of the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, Closing Date) to but excluding the next Interest Payment Date divided by the number of days from and including the immediately preceding Interest Payment Date (or, if none, Closing Date) to but excluding the next Interest Payment Date.

(b) Accrual of Interest

          Each Note will cease to bear interest (i) where the Conversion Right (as defined in Section 6(a)) shall have been exercised, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Section 6(e)) or (ii) where such Note is redeemed, from the due date for redemption unless, upon due presentation, payment of the principal amount thereof is improperly withheld or refused, in which event such Note shall continue to bear interest at the rate set out in Section 5(a) (both before and after judgment) until the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder.

6      Conversion Period and Conversion Price

(a) Conversion Period and Conversion Price

          A holder of each Note shall have the right (the "Conversion Right") to convert ("convert") such Note into its pro rata share of Shares, credited as fully paid, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from June 24, 2002 to the close of business (at the place where the Conversion Notice (as defined in Section 6(c)) relating to the relevant Notes is delivered) on the date falling seven days prior to the Final Maturity Date (both days inclusive) or, if such Notes shall have been called for redemption pursuant to Section 7(b) prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the seventh day before the date fixed for redemption thereof unless there shall be default in making payment in respect of such Notes on such date fixed for redemption, in which event the Conversion Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Section 13 or, if earlier, the Final Maturity Date; provided that in each case if the final such date for the exercise of Conversion Rights is not a business day then Conversion Rights shall end on the immediately preceding business day.

          A Conversion Right may not be exercised in respect of any Note following the giving of notice by the holder of such Note pursuant to Section 10.

          Conversion Rights may only be exercised in respect of an authorized denomination.

          The number of Shares to be issued or delivered on exercise of a Conversion Right shall be determined by dividing the principal amount of the relevant Notes (or, as the case may be, the principal amount thereof being converted) by the conversion price for the Shares (the "Conversion Price") in effect on the Conversion Date. The initial Conversion Price is $2.01 per B Share, subject to adjustment in the circumstances described in Section 6(b). Fractions of Shares will not be issued or delivered on conversion. However, if the Conversion Right in respect of more than one Note is exercised at any one time such that Shares to be issued or delivered on conversion are to be registered in the same name, the number of such Shares to be issued or delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of the Notes being so converted. If following such aggregation, a fraction of a B Share would otherwise fall to be issued or delivered on conversion, the Issuer shall (provided such amount is not less than $5.00) make a cash payment in dollars equal to such fraction of the Current Market Price per such B Share as at the relevant Conversion Date in respect of such Notes to the relevant Noteholder on or before the seventh business day after such Conversion Date.

(b) Adjustment of Conversion Price

          Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted in relation to subsequent conversion of Notes as follows:

(i) Consolidation or Subdivision of Shares

          If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such alteration by the following fraction:

A
B

        where:

  A
  is the number of Shares in issue immediately before such alteration; and

  B
  is the number of Shares in issue immediately after such alteration.

          Such adjustment shall become effective on the date the alteration takes effect.

(ii) Bonus Issue

          If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the "Shareholders"), as applicable, by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve or any like or similar reserve or account) other than Shares issued instead of the whole or part of a cash dividend which the Shareholders concerned would or could otherwise have received, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

        where:

  A
  is the number of Shares in issue immediately before such issue; and

  B
  is the number of Shares in issue immediately after such issue.

          Such adjustment shall become effective on the date of issue of such Shares.

(iii) Distributions of Profits

          If and whenever the Issuer shall pay or make any Capital Distribution (as defined below) to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such Capital Distribution by the following fraction:

A - B
A

        where:

  A
  is the Current Market Price of one B Share on the dealing day immediately preceding the date on which the Shares are traded on the Stockholm Exchange ex- the relevant Capital Distribution; and

  B
  is the portion of the Fair Market Value (as determined as at the date of announcement of the relevant Dividend) of the Capital Distribution attributable to one B Share.

          Such adjustment shall become effective on the date on which such Capital Distribution is made. For the purposes of this Section:

          "Capital Distribution" means (a) any Dividend which is expressed by the Issuer or declared by the Board of Directors of the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders of the Issuer or any analogous or similar term, in which case the Capital Distribution shall be the Fair Market Value of such Dividend or (b) if "E" as determined in accordance with the formula in (01) below (subject always to the provisos below) is a positive number, the amount determined to be a Capital Distribution in accordance with the formula in (02) below (subject always to the provisos below).

        (01)

E = A + B - C

        Where:

  A
  is the Fair Market Value of the relevant Dividend ("Dividend A") attributable to one B Share divided by the Current Market Price (on the date of the announcement of the relevant Dividend) of one B Share (expressed as a percentage);

  B
  is the aggregate of the Fair Market Value of all other Dividends attributable to one B Share previously made in respect of the same fiscal year as Dividend A ("Fiscal Year A"), in each case divided by the Current Market Price (on the date of the announcement of the relevant Dividend) of one B Share and expressed as a percentage; and

  C
  is 3 per cent.

        (02)

          The amount of the Capital Distribution shall be the amount calculated in accordance with the following formula:

CD = D -	[D1 + D2 + D3] 3

        Where:

  "CD"
  is the amount of the Capital Distribution;

  "D"
  is the aggregate of the Fair Market Value of all Dividends previously made in Fiscal Year A attributable to one B Share;

  "D1"
  is the aggregate of the Fair Market Value of all Dividends made in the fiscal year immediately preceding Fiscal Year A attributable to one B Share;

  "D2"
  is the aggregate of the Fair Market Value of all Dividends made in the second fiscal year preceding the Fiscal Year A attributable to one B Share; and

  "D3"
  is the aggregate of the Fair Market Value of all Dividends made in the third fiscal year preceding Fiscal Year A attributable to one B Share,

  provided that, in each case, in calculating the Dividend for any fiscal year there shall be disregarded any amount previously determined to be a Capital Distribution in respect of that fiscal year.

        Provided that:

  (a)
  Where a cash Dividend is announced which is to be, or may at the election of a holder or holders of Shares be, satisfied by the issue or delivery of Shares or other property or assets, then for the purposes of the above formula the Dividend in question shall be treated as a Dividend on a per share basis of an amount determined in accordance with the following formula:

D =	X Y

        Where:

  D
  is the Dividend per B Share;

  X
  is the aggregate of (01) the cash Dividends paid and (02) the Fair Market Value of such other property or assets issued or delivered in satisfaction of such Dividend on the date of such announcement; and

  Y
  is the aggregate number of Shares outstanding (as at the date of the announcement of the relevant Dividend) and entitled to the relevant Dividend.

  (b)
  For the purposes of the calculation of a Capital Distribution, any issue of Shares falling within paragraph (b) (ii) shall be disregarded;

  (c)
  A purchase or redemption of share capital by the Issuer shall not constitute a Dividend unless in the case of purchase of Shares the weighted average price (before expenses) on any one day in respect of such purchases exceeds the closing price of the Shares on the Stockholm Exchange as published by or derived from the Stockholm Exchange at the opening of business either (1) on that date, or (2) where an announcement has been made of the intention to purchase Shares at some future date at a specified price, on the dealing day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a dealing day, the immediately preceding dealing day, in which case such purchase shall be deemed to constitute a Dividend in the amount of the excess of the price paid in respect of such Shares purchased by the Issuer over such closing price (before expenses).

  (d)
  If "E" as determined in accordance with the formula in (01) above (subject to the provisos set out) shall be a positive number, then any Dividend in respect of Fiscal Year A which is made or announced after Dividend A shall be a Capital Distribution in an amount per B Share equal to the Fair Market Value of such Dividend.

          "Dividend" means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of shares or other securities credited as fully or partly paid up

  (other than an issue of Shares falling within paragraph (b)(ii)) by way of capitalization of profits or reserves);

          "Fair Market Value" means, with respect to any Dividend or any property or other assets, the fair market value thereof (for the purposes of paragraph (b)(iii)) on the date of the announcement of the relevant Dividend and (for the purposes of paragraphs (b) (v) and (ix) on the date of the relevant announcement referred to therein, in each case as determined by the Valuation Agent; provided, that (i) the fair market value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by the Valuation Agent) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of ten trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded, or such shorter period as such options, warrants or other rights are publicly traded; and (iii) in the case of (i) converted into dollars (if declared or paid in a currency other than dollars) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid the cash Dividend in dollars, and in the absence of such a rate of exchange; and in the case of (ii) converted into dollars (if expressed in a currency other than dollars) at such rate of exchange as may be determined in good faith by the Valuation Agent to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

(iv) Issue of Shares by Way of Rights, Convertibles etc

          If and whenever the Issuer shall issue Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, convert into or purchase any Shares in each case at a price per B Share which is less than 95 per cent. of the Current Market Price per B Share on the dealing day last preceding the date of the announcement of the terms of the issue or grant of such Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B
A + C

        where:

  A
  is the number of Shares in issue immediately before such announcement;

  B
  is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would purchase at such Current Market Price per B Share; and

  C
  is the number of Shares issued or, as the case may be, comprised in the grant.

          Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Stockholm Exchange.

(v) Issue of Other Securities by Way of Rights

          If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for or purchase any Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for, convert into or purchase any securities (other than Shares or options, warrants or other rights to subscribe for, convert into or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A - B
A

        where:

  A
  is the Current Market Price of one B Share on the dealing day immediately preceding the date on which the terms of such issue or grant are publicly announced; and

  B
  is the Fair Market Value of the portion of the rights attributable to one B Share.

          Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Stockholm Exchange.

(vi) Issue of Shares, Convertibles etc Other than by Way of Rights

          If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (iv) above) wholly for cash any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares), or grant (otherwise than as mentioned in sub-paragraph (iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Shares, in each case at a price per B Share which is less than 95 per cent. of the Current Market Price per B Share on the dealing day last preceding the date of announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A + B
A + C

        where:

  A
  is the number of Shares in issue immediately before the issue of such Shares, or the grant of such options, warrants or rights;

  B
  is the number of Shares which the aggregate Consideration Receivable (if any) for the issue of such additional Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights would purchase at such Current Market Price per B Share; and

  C
  is the maximum number of Shares to be issued pursuant to such issue of such additional Shares or upon exercise of such options, warrants or rights.

          Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or rights.

(vii) Issue of Certain Other Securities etc Other than by Way of Rights

          If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (iv), (v) or (vi) above) shall issue wholly for cash or for no consideration any securities (other than the Notes) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares issued or to be issued by the Issuer (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be redesignated as Shares, and the consideration per B Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per B Share on the dealing day last preceding the date of announcement of the terms of issue of such securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the relevant Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

A + B
A + C

        Where:

  A
  is the number of Shares in issue immediately before such issue or grant (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

  B
  is the number of Shares which the aggregate Consideration Receivable (if any) for such Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such securities or, as the case may be, for the Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per B Share; and

  C
  is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares to be issued or to arise from any such redesignation.

        Such adjustment shall become effective on the date of issue or grant of such securities.

(viii) Modification of Rights Attaching to other issued Securities

          If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in paragraph (vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such securities) so that following such modification the consideration per B Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per B Share on the dealing day last preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A + B
A + C

        Where:

  A
  is the number of Shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

  B
  is the number of Shares which the aggregate Consideration Receivable (if any) for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per B Share; and

  C
  is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as the Valuation Agent, shall consider appropriate for any previous adjustment under this sub-paragraph or sub-paragraph (vii) above.

  Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

(ix) Sale of Securities to Shareholders

          If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall offer any securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (where Shares may be acquired) at a price which is less than 95 per cent. of the Current Market Price per B Share on the dealing day last preceding the date of announcement of such arrangements (or, if later, the announcement of the terms thereof) and/or (where other property or assets may be acquired) at a price which is less than 95 per cent. of the Fair Market Value on the date immediately preceding the announcement of such arrangements (or, if later, the announcement of the terms thereof) (except where the Conversion Price falls to be adjusted under sub-paragraph (iv) above (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per B Share on the relevant dealing day) or under sub-paragraph (v) above the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A + B
A

        Where:

  A
  is the Current Market Price of one B Share on the dealing day immediately preceding the date on which the terms of such offer are publicly announced; and

  B
  is the Fair Market Value of the portion of the relevant offer attributable to one B Share.

          Such adjustment shall become effective on the first date on which the Shares are traded ex-rights on the Stockholm Exchange.

(x) Other Adjustment Events

          If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to above in this paragraph (b) (even if the relevant event or circumstance is specifically excluded from the operation of sub-paragraphs (i) to (ix) above), the Issuer shall, at its own expense and acting reasonably, request the Valuation Agent to determine as soon as practicable what adjustment (if any, and provided that it shall result in a reduction to the Conversion Price) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this paragraph (b)(x) if the Valuation Agent is so requested to make such a determination not more than 21 days after the date on which the relevant event or circumstance arises.

          For the purpose of any calculation of the consideration receivable ("Consideration Receivable") pursuant to Section 6(b)(vi), (b)(vii) and (b)(viii), the following provisions shall apply:

  (a)
  the aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission, fees or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith;

  (b)
  (x) the aggregate consideration receivable for Shares to be issued or otherwise made available upon the conversion or exchange of any securities shall be deemed to be the consideration received or receivable for any such securities and (y) the aggregate consideration receivable for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration received or receivable for such securities or, as the case may be, for such options, warrants or rights which is attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration is so attributed, the fair market value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the announcement of the terms of issue of such securities or, as the case may be, such options, warrants or rights (as determined in good faith by the Valuation Agent), plus in the case of each of (x) and (y) above, the additional minimum consideration (if any) to be received upon the conversion or exchange of such securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration per B Share receivable upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such securities or, as the case may be, upon exercise of such options, warrants or rights shall be the aggregate consideration referred to in (x) or (y) above (as the case may be) converted into dollars if such consideration is expressed in a currency other than dollars at such rate of exchange as may be determined in good faith by the Valuation Agent to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

          On any adjustment, the resultant Conversion Price, if not an integral multiple of $0.001, shall be rounded down to the nearest $0.001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made has been made at the relevant time. Notice of any adjustments shall be given to Noteholders in accordance with Section 13 hereof as soon as practicable after the determination thereof.

          No adjustment will be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or by, or to or for the benefit of employees (including directors holding executive office) of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any employees' share scheme.

          If the Registration Date (as defined in Section 6(d)) in relation to any Note would but for the provisions of this paragraph be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Section 6(b)(ii) to (b)(v) and (b)(ix), or any such issue as is mentioned in Section 6(b)(vi) and (vii) which is made to the Shareholders or any of them, where the relevant Conversion Date falls before the relevant adjustment becomes effective under Section 6(b), then references herein to the Conversion Date shall (save for the purposes of Sections 5(b), 6(d) and 6(e) and the preceding provisions of this paragraph), be deemed for all purposes to be a reference to the date such adjustment becomes effective.

          The Conversion Price may not be reduced so that, on conversion of the Notes, Shares would be issued at a discount to their par value.

          Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Valuation Agent, a modification to the operation of the adjustment provisions is required in order to give a reasonable result, such modification shall be made to the operation of the adjustment provisions as may be advised by the Valuation Agent to be in its opinion appropriate to give a reasonable result.

        If any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer, and the Valuation Agent, a certificate of the Valuation Agent in respect of such adjustment to the Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest or proven error.

(c) Procedure for Conversion

        A Noteholder may exercise its Conversion Right by delivering to the specified office of the Agent during its usual business hours, a duly completed and signed written notice of conversion (a "Conversion Notice") in the form (for the time being current) obtainable from the Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the Agent is located.

        The conversion date in respect of a Note (the "Conversion Date") shall be the business day immediately following the date of such delivery and, if applicable, any payment required to be made by the relevant Noteholder, is so made. A Conversion Notice, once delivered shall be irrevocable.

        A Noteholder exercising a Conversion Right must pay all, if any, taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital, stamp, issue or registration duties and other than any transfer duties or taxes (or, in any case, any like or similar taxes, duties, charges or imposts), in any such case payable in Luxembourg in respect of the allotment and issue or transfer and delivery of Shares, which shall be paid by the Company) and such Noteholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Notes or interests therein in connection with such conversion.

(d) Shares

        The person or persons specified for such purpose in the relevant Conversion Notices will become the holder of record of the number of Shares issuable upon conversion with effect from the date such person or persons is/are registered in the Issuer's share register (the "Registration Date"). The Registration Date shall not be later than the 10th business day following the Conversion Date. The Shares issued and registered upon conversion of the Notes will be fully-paid, and will in all respects rank pari passu with the Shares in issue on the relevant Registration Date except that such Shares will not rank for any dividend or other distribution declared, paid or made by reference to a record date or other due date for establishment of entitlement prior to such Registration Date.

        If the record date or other due date for establishment of entitlement for the payment of any dividend or other distribution in respect of the Shares to be issued on conversion of the Notes is on or after the Conversion Date in respect of any Note but before the Registration Date (other than and to the extent that it results in an adjustment (retroactive or otherwise) to the number of Shares to which a converting Noteholder is entitled under Section 6(b)), the Company will pay to the Noteholder who has exercised his Conversion Right in lieu of such dividend or distribution an amount in dollars (the "Equivalent Amount") equal to any such dividend or other distribution to which such Noteholder would have been entitled had it on that record date or other due date for establishment of entitlement been such a shareholder of record of such Shares on that date and will make the relevant payment to the relevant Noteholder at the same time that it makes payment of the dividend or other distribution.

(e) Interest on Conversion

        If any notice requiring the redemption of any Notes is given pursuant to Section 7(b) on or after the fifteenth business day prior to the due date for the establishment of entitlement in respect of any dividend or distribution payable in respect of the Shares which has occurred since the last Interest Payment Date (or in the case of the first interest period, since the Closing Date) (whether such notice is given before, on or after such due date for the establishment of entitlement) where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such due date for the establishment of entitlement, interest shall accrue on Notes in respect of which Conversion Rights shall have been exercised and in any such case in respect of which the Conversion Date falls after such due date for the establishment of entitlement and on or prior to the Interest Payment Date next following such date, in each case from the preceding Interest Payment Date (or, if such Conversion Date falls on or before the first Interest Payment Date, from the Closing Date) to such Conversion Date. Any such interest shall be paid by the Issuer not later than 14 days after the relevant Conversion Date.

(f) Amalgamation and Merger

        In the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation) the Issuer will forthwith notify Noteholders of such event and cause the corporation resulting from such consolidation, amalgamation or merger to execute documentation to insure that the holder of each Note then outstanding will have the right (during the period in which such Notes shall be convertible) to convert such Notes into the class and amount of shares and other securities, property and cash receivable upon such consolidation, amalgamation or merger by a holder of the number of Shares which would have become liable to be issued or delivered upon conversion of such Notes immediately prior to such consolidation, amalgamation or merger, and the Issuer shall not enter into any such consolidation, amalgamation or merger other than on terms that such corporation will execute such documentation. Such documentation will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Section. The above provisions of this Section 6(g) will apply in the same way to any subsequent consolidations, amalgamations or mergers.

(g) Bankruptcy, Liquidation and Winding-up

        The occurrence or existence of any bankruptcy, liquidation or winding-up in relation to the Issuer shall not extinguish the Conversion Right in respect of the Notes, provided that the Conversion Right may not be exercised in respect of any Note following the giving of notice by the holder of such Note pursuant to Section 10.

7      Redemption, Purchase and Cancellation

(a) Final Redemption

        Unless previously purchased, converted or redeemed as herein provided, the Notes will be redeemed at their principal amount on the Final Maturity Date. The Notes may not be redeemed at the option of the Issuer other than under Section 7(b).

(b) Redemption at the Option of the Issuer

        Subject as provided below, on giving not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Section 13, the Issuer may redeem any or all of the Notes for the time being outstanding at their principal amount together with interest accrued to the date fixed for redemption (i) at any time on or after May 14, 2005 (or, if that is not a business day, the next following such business day) provided that the middle market quotations of a B Share as derived from or published by the Stockholm Exchange on each of not less than 20 dealing days within a period of 30 consecutive dealing days ending not earlier than the fourteenth day prior to the date on which the relevant notice of redemption is given to Noteholders as provided above, shall have been at least 130 per cent of the Conversion Price as adjusted in accordance with the provisions contained in this Note) in effect (or deemed to be in effect) on such dealing day or (ii) at any time, if prior to the date of notice of such redemption, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) effected in respect of 90 per cent or more in principal amount of the Notes originally issued.

        Any such notice shall be irrevocable (subject as provided below) and shall specify (i) the date when the relevant redemption will take place, (ii) the Conversion Price, (iii) the closing price quoted for the Shares as derived from or published by the Stockholm Exchange at the close of business and the aggregate principal amount of the Notes outstanding, in each case as at the latest practicable date prior to the publication of such notice and (iv) the last day on which Conversion Rights may be exercised by Noteholders pursuant to Section 6(a). Where the Issuer shall have given notice as aforesaid, all Notes outstanding shall be redeemed by the Issuer at their principal amount together with accrued interest at the date fixed for redemption on the relevant due date for redemption specified in such notice, other than:

  (i)
  any Notes in respect of which Conversion Rights shall have been exercised pursuant to Section 6; and

  (ii)
  any Notes in respect of which the holders shall have exercised their rights pursuant to Section 7(c).

(c) Purchase

        Subject to the requirements (if any) of the Luxembourg Stock Exchange or any other stock exchange on which the Notes are for the time being listed, the Issuer and any of its Subsidiaries may, at any time, purchase Notes in the open market or otherwise at any price. Any purchase by tender shall be made available to all Noteholders alike.

(d) Cancellation

        All Notes redeemed or converted by or on behalf of the Issuer or any of its Subsidiaries will be canceled and may not be re-issued or re-sold. All Notes purchased by or on behalf of the Issuer or any of its Subsidiaries may be canceled, held, re-issued or re-sold.

8      Payments

(a) Payments

        Payments in respect of the Notes will be effected in accordance with the terms set forth herein. All payments of principal and interest will be made in dollars. All other payments shall be made in dollars.

(b) Payments subject to Fiscal Laws

        All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged by the Issuer or the Agent to the Noteholders in respect of such payments.

(c) Delay in Payment

        Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the due date for payment not being a business day.

(d) Fractions

        When making payments to Noteholders any fractions of $0.01 will, if necessary, be rounded down to the nearest $0.01. For the avoidance of doubt, and for the purposes of this calculation, all payments to be made to a Noteholder at a particular time shall be aggregated.

9      Taxation

        All payments in respect of the Notes by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Grand Duchy of Luxembourg or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. If any such withholding or deduction is required by law in respect of any such payment, then the relevant payment will be made subject to such withholding or deduction and the relevant Noteholders shall not be entitled to receive any further or additional amount or payment in respect thereof.

10    Events of Default

        If any of the following events (each an "Event of Default") shall occur and be continuing:

  (i)
  Non Payment: default is made for a period of seven business days in the payment of any principal of, or interest or any other amount in respect of the Notes when and as the same ought to be paid in accordance with the terms set forth herein; or

  (ii)
  Breach of Covenant: the Issuer fails to perform or observe any covenant, condition, obligation or provision binding on it contained in the Notes (other than any obligation for the payment of principal, interest or any other amount in respect of the Notes and other than the obligation of the Registration Date to be no later than 10 business days after the Conversion Date) and if any such case the same is incapable of remedy or is not remedied within 45 days following the service by the relevant Noteholder on the Issuer of a notice requiring the same to be remedied; or

  (iii)
  Cross Default: if (a) any other present or future indebtedness of the Issuer or any of its Principal Subsidiaries for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of the Issuer or, as the case may be, such Principal Subsidiary, or (b) any such indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (c) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (iii) have occurred equals or exceeds U.S.$ 10,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against the dollar as quoted by any leading bank on the day on which this paragraph operates); or

  (iv)
  Enforcement Proceedings: if an encumbrancer takes possession or there is appointed an administrative or other receiver, manager, administrator or other similar person of the Issuer or any of its Principal Subsidiaries or in relation to any of their respective assets or revenues or a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or any of its Principal Subsidiaries (in any such case having a value (as determined by the Auditors) which equals or exceeds U.S.$10,000,000 or its equivalent), and in any such case is not discharged or stayed within 45 days; or

  (v)
  Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any of its Subsidiaries becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of an administrative or other receiver, manager, administrator or other similar person), where the value of the relevant assets (as determined by the Auditors) equals or exceeds U.S.$10,000,000 or its equivalent; or

  (vi)
  Insolvency: the Issuer or any of its Principal Subsidiaries (a) is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, (b) stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, (c) proposes or makes any agreement for the deferral, rescheduling or other readjustment of all or a material part of (or all of a particular type of) its debts, (d) proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of all or a material part of (or a particular type of) its debts or (e) agrees or declares a moratorium in respect of or affecting all or any material part of (or of a particular type of) its debts; or

  (vii)
  Bankruptcy, Liquidation or Winding-up: an order is made or an effective resolution passed for the bankruptcy, liquidation, winding-up or dissolution of the Issuer or any of its Principal Subsidiaries or an administration order is made in relation to the Issuer or any of its Principal Subsidiaries, or the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on all or a material part of its business or operations or transfers or otherwise disposes of all or substantially all its assets, except in any such case for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement (a) on terms approved by an Extraordinary Resolution of the Noteholders, or (b) in the case of voluntary solvent liquidation, winding-up or dissolution of a Principal Subsidiary, whereby the undertaking and assets of such Principal Subsidiary are transferred to or otherwise vested in the Issuer or another of its Principal Subsidiaries; or

  (viii)
  Authorization and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Notes, (ii) to insure that those obligations are legally binding and enforceable and (iii) to make the Notes admissible in evidence in the courts of the Grand Duchy of Luxembourg is not taken, fulfilled or done; or

  (ix)
  Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs.

then any Note may by notice in writing given to the Issuer at its registered office for the time being, in each case by the holder, be declared immediately due and payable whereupon it shall become immediately due and payable at its principal amount together with accrued interest without further formality.

11    Prescription

        Claims for payment in respect of the Notes shall be prescribed unless made within a period of 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment.

        As used in these Sections, "Relevant Date" in respect of any payment means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been paid on or prior to such date, the date on which, the full amount having been so received, notice to such effect shall have been given to Noteholders.

12    Exchange of Notes

        In the event the Issuer makes a public offering of notes of substantially similar tenor and terms and conditions, whether by means of a rights offering or otherwise, the Notes may be exchanged by the Issuer at any time for such notes of substantially similar tenor and terms and conditions, whether or not such new notes are issued pursuant to an indenture.

13    Notices

        Notices to Noteholders will be validly given if published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort), or, if, such publication is not practicable, in a leading English language daily newspaper with circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication shall have been made in a newspaper in which publication is required as aforesaid.

14    Noteholders as a Group

        The Noteholders shall constitute a group organized in accordance with articles 86 to 98 of the law of August 10, 1915 on Commercial Companies as amended (the "Law").

        According to these rules, in particular, but not exclusively, one or more representatives of the Noteholders' group may be appointed at the time of the issue by the Company or, during the term of the Notes, by the general meeting of Noteholders, in accordance with article 87 of the Law. The representative will have the powers and responsibilities as set forth in articles 88, 89 and 90 of the Law.

        The rules of conduct of the general meeting of Noteholders will be governed by articles 91 to 94-4 and article 94-8 of the Law.

        The Noteholders will have the rights and actions as determined by articles 94-5 to 94-7 of the Law.

15    Governing Law

        The Notes are governed by, and shall be construed in accordance with, the law of the Grand Duchy of Luxembourg.

QuickLinks

  Exhibit 2.1